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                                                                      Exhibit 99

                   WINTHROP PARTNERS 80 LIMITED PARTNERSHIP
                         FORM 10 - QSB MARCH 31, 1997

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

             1. Statement of Cash Available for Distribution for the three months ended March 31, 1997:

     Net income                                                        $250,000
     Add:      Depreciation and amortization charges to income not
               affecting cash available for distribution                 13,000
               Minimum lease payments received, net of interest
               income earned, on leases accounted for under the
               financing method                                          91,000

     Less:     Other income                                             (15,000)
               Cash to reserves                                        (201,000)
                                                                       --------
              Cash Available for Distribution                          $138,000
                                                                       ========
              Distributions allocated to General Partners              $ 11,000
                                                                       ========
              Distributions allocated to Limited Partners              $127,000
                                                                       ========


             2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended March 31, 1997:

             Entity Receiving               Form of
               Compensation              Compensation                    Amount

              Winthrop

              Management                 Property Management Fees        $ 5,000

              General Partners           Interest in Cash Available
                                           for Distribution              $11,000

              WFC Realty Co., Inc.
              (Initial Limited Partner)  Interest in Cash Available
                                           for Distribution              $   600

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